UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           July 5, 2006
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01 OTHER EVENTS

In 2002, Emery Worldwide Airlines, Inc. ("EWA"), Menlo Worldwide Forwarding, Inc. ("MWF")(Con-way Inc.'s former air freight forwarding subsidiary), and Con-way Inc. were named as defendants in a lawsuit filed in state court in California by approximately 140 former EWA pilots and crew members. The lawsuit alleged wrongful termination in connection with the termination of EWA's air carrier operations in 2001, and sought $500 million and certain other unspecified damages. On June 30, 2006, EWA, MWF and Con-way Inc. concluded a final settlement with all plaintiffs not previously dismissed in the lawsuit. Under the terms of the settlement, plaintiffs received a cash payment of $9.2 million, and the lawsuit was dismissed with prejudice. Con-way believes that the cash settlement reduces by an equal amount its estimated loss reserve applicable to grievances filed by the Air Line Pilots Association ("ALPA") and/or its members protesting the cessation of EWA's air carrier operations, that are currently the subject of litigation. Accordingly, the settlement does not require Con-way to recognize any additional loss.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Con-way Inc.
                        ------------
                        (Registrant)

July 5, 2006         /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary